UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	July 18, 2011

SANUWAVE HEALTH, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52985	20-1176000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11680 Great Oaks Way, Suite 350, Alpharetta, Georgia		30022
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code	(678) 581-6843

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant.

(a) On July 18, 2011, SANUWAVE Health, Inc., a Nevada corporation (the “Company”) dismissed HLB Gross Collins, P.C. (“HLB Gross Collins”) as its principal independent registered public accounting firm.  The decision to dismiss HLB Gross Collins was approved by the Company’s board of directors.

In each of the Company’s past two fiscal years ended December 31, 2010 and December 31, 2009, HLB Gross Collins’s report on the consolidated financial statements of the Company did not contain an adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles, except that each of HLB Gross Collins’s reports on the Company’s consolidated financial statements contained a going concern qualification, expressing substantial doubt about the Company’s ability to continue as a going concern due to its substantial operating losses, working capital deficiencies and dependence on future capital contributions or financing to fund ongoing operations.

In each of the Company’s past two fiscal years ended December 31, 2010 and December 31, 2009 and through July 18, 2011, there were no disagreements, as that term is defined in Item 304(a)(1)(iv) and the related instructions of Regulation S-K, promulgated by the Securities and Exchange Commission (“SEC”) pursuant to the Securities Exchange Act of 1934, as amended, with HLB Gross Collins on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of HLB Gross Collins, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report on the Company’s financial statements.

In each of the Company’s past two fiscal years ended December 31, 2010 and December 31, 2009 and through July 18, 2011, there were no “reportable events”, as that term is defined in Item 304(a)(1)(v) of Regulation S-K, that were reported by HLB Gross Collins to the Company.

On July 18, 2011, the Company provided HLB Gross Collins with a copy of this Current Report on Form 8-K prior to its filing with the SEC and requested that HLB Gross Collins furnish it with a letter addressed to the SEC stating whether it agrees with the statements contained in this report, and if not, stating the respects in which it does not agree. A copy of a letter received from HLB Gross Collins in response to such request, which is dated July 18, 2011, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

(b) On July 18, 2011, the Company engaged BDO USA, LLP (“BDO”) as its principal independent registered public accounting firm to audit the Company’s financial statements for the fiscal year ending December 31, 2011. The decision to engage BDO was approved by the Company’s board of directors.

During the Company’s past two fiscal years ended December 31, 2010 and December 31, 2009 and through July 18, 2011, neither the Company, nor anyone acting on its behalf, consulted with BDO regarding (i) either:  the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and no written report or oral advice was provided to the Company that BDO concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) and the related instructions of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No. 16.1	Description Letter from HLB Gross Collins, P.C., dated July 18, 2011, regarding change in certifying accountant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANUWAVE HEALTH, INC.
Date: July 19, 2011	By:	/s/ BARRY J. JENKINS
Barry J. Jenkins
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

16.1	Letter from HLB Gross Collins, P.C., dated July 18, 2011, regarding change in certifying accountant.

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